UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - June 26, 2008

STIRLING ACQUISITION CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-52852	20-8121663
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

014 Curlew Road, Suite 403
Dunedin, FL 34698
(Address of principal executive offices)

(727) 683-9573
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2008, Salley A. Fonner provided notice to the Company that she is resigning as the Company's Chief Executive Officer effective June 30, 2008 for personal health reasons. Ms. Fonner continues to serve as a director for the Company.

On June 26, 2008, the Company appointed Mark R. Dolan as its Chief Executive Officer effective as of July 1, 2008. We currently do not have an employment agreement with Mr. Dolan.

Mr. Dolan, 56, is a principal stockholder of the Company and has served as executive vice president and a member of our board of directors since inception. Mr. Dolan has been actively engaged in the practice of law for 20 years. He is a member of the Florida Bar Association and practices in the areas of corporate and intellectual property law, First Amendment law and commercial litigation. Mr. Dolan has been an employee of Mark R. Dolan, PA, St. Petersburg, Florida, since June 1998. Mr. Dolan is a 1983 graduate of the Wayne State University College of Law and a 1977 honors graduate of Michigan State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Stirling Acquisition Corporation has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 2, 2008

Stirling Acquisition Corporation

By: /s/ Mark R. Dolan
Mark R. Dolan
Chief Executive Officer